Remitly Reports Fourth Quarter and Full Year 2023 Results
Active customers up 41% year over year
Send volume up 38% year over year
Revenue up 39% year over year

SEATTLE, WA / February 21, 2024 / GlobeNewswire / - Remitly Global, Inc. (NASDAQ: RELY), a trusted provider of digital financial services that transcend borders, reported results for the fourth quarter and full year ended December 31, 2023.

“Our strong fourth quarter and full year 2023 performance is the direct result of delighting our customers with a reliable and fast cross-border payments experience,” said Matt Oppenheimer, co-founder and Chief Executive Officer, Remitly. “We see significant opportunities ahead to continue driving strong customer growth and sustainably improving our profitability.”

Fourth Quarter 2023 Highlights and Key Operating Data
(All comparisons relative to the fourth quarter of 2022)
•Active customers increased to 5.9 million, from 4.2 million, up 41%.
•Send volume increased to $11.1 billion, from $8.1 billion, up 38%.
•Revenue totaled $264.8 million, compared to $191.0 million, up 39%.
•Net loss was $35.0 million, compared to a net loss of $19.4 million.
•Adjusted EBITDA was $8.2 million, compared to $7.5 million.

Full Year 2023 Highlights and Key Operating Data:
(All comparisons relative to the full year 2022)
•Send volume increased to $39.5 billion, from $28.6 billion, up 38%.
•Revenue totaled $944.3 million, compared to $653.6 million, up 44%.
•Net loss was $117.8 million, compared to a net loss of $114.0 million.
•Adjusted EBITDA was $44.5 million, compared to $(13.6) million.

2024 Financial Outlook
For fiscal year 2024, Remitly currently expects:
•Total revenue in the range of $1,225 million to $1,250 million, representing a growth rate of 30% to 32% year over year.
•To remain in a GAAP net loss position for 2024 and for Adjusted EBITDA to be in the range of $75 million to $90 million.

Reconciliation of GAAP to Non-GAAP Financial Measures
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this earnings release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.” We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from forecasted Adjusted EBITDA. These items include, but are not limited to, income taxes and stock-based compensation expense, which are directly impacted by unpredictable fluctuations in the market price of our common stock. The variability of these items could have a significant impact on our future GAAP financial results.

Note: All percentage changes described within this press release are calculated using amounts in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), for which revenue and active customers are presented in thousands and send volume is presented in millions. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body as compared to the amounts included with the Company’s SEC filings.

Webcast Information
Remitly will host a webcast at 5:00 p.m. Eastern time on Wednesday, February 21, 2024 to discuss its fourth quarter and full year 2023 financial results. The live webcast and investor presentation will be accessible on Remitly’s website at https://ir.remitly.com. A webcast replay will be available on our website at https://ir.remitly.com following the live event.

We have used, and intend to continue to use, the Investor Relations section of our website at https://ir.remitly.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

Non-GAAP Financial Measures
Some of the financial information and data contained in this earnings release, such as Adjusted EBITDA and non-GAAP operating expenses, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”).
We regularly review our key business metrics and non-GAAP financial measures to evaluate our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics and non-GAAP financial measures provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. Adjusted EBITDA and non-GAAP operating expenses are key output measures used by our management to evaluate our operating performance, inform future operating plans, and make strategic long-term decisions, including those relating to operating expenses and the allocation of internal resources. Remitly believes that the use of Adjusted EBITDA and non-GAAP operating expenses provides additional tools to assess operational performance and trends in, and in comparing Remitly’s financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Remitly’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Remitly’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.

We calculate Adjusted EBITDA as net loss adjusted by (i) interest (income) expense, net, (ii) provision for income taxes, (iii) noncash charge of depreciation and amortization, (iv) gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency, (v) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment, (vi) noncash stock-based compensation expense, net, and (vii) certain acquisition, integration, restructuring costs, and related costs. We calculate non-GAAP operating expenses as our GAAP operating expenses adjusted by (i) noncash stock-based compensation expense, net, (ii) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment, as well as (iii) certain acquisition, integration, restructuring costs, and related costs.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial position, including our fiscal year 2024 financial outlook, including forecasted fiscal year 2024 revenue and Adjusted EBITDA, anticipated future expenses and investments, expectations relating to certain of our key financial and operating metrics, our business strategy and plans, market growth, our market position and potential market opportunities, and our objectives for future operations. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to our ability to successfully execute our business and growth strategy, our ability to achieve and maintain future profitability, our ability to further penetrate our existing customer base and expand our customer base in existing and new corridors, our ability to expand into broader financial services, our ability to expand internationally, the effects of seasonal trends on our results of operations, the current inflationary environment, our expectations concerning relationships with third parties, including strategic, banking, and disbursement partners, our ability to obtain, maintain, protect, and enhance our intellectual property and other proprietary rights, our ability to keep data and our technology platform secure, the success of any acquisitions or investments that we make, our ability to compete effectively, our ability to stay in compliance with applicable laws and regulations, our ability to buy foreign currency at generally advantageous rates, and the effects of changes to immigration laws, macroeconomic conditions, and geopolitical forces on our customers and business operations. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results is included in our annual report on Form 10-K for the year ended December 31, 2023 to be filed with the SEC, and within our annual report on Form 10-K for the year ended December 31, 2022 filed with the SEC, which are or will be available on our website at https://ir.remitly.com and on the SEC’s website at www.sec.gov. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

About Remitly
Remitly is a trusted provider of digital financial services that transcend borders. Remitly helps customers across the globe send money home in a safe, reliable, and transparent manner. Its digitally native, cross-border remittance app eliminates the long wait times, complexities, and fees typical of traditional remittance processes. Building on its strong foundation, Remitly is expanding its suite of products to further its vision and transform lives around the world.

Contacts

Media:
Kendall Sadler
kendall@remitly.com

Investor Relations:
Stephen Shulstein
stephens@remitly.com

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except share and per share data)	2023	2022	2023	2022
Revenue	$264,758	$191,032	$944,285	$653,560
Costs and expenses
Transaction expenses(1)	89,118	71,866	329,113	258,827
Customer support and operations(1) (2)	19,917	19,239	82,521	68,106
Marketing(1) (2)	75,343	43,163	234,417	170,970
Technology and development(1) (2)	59,240	42,883	219,939	138,719
General and administrative(1) (2)	48,657	34,895	179,372	131,250
Depreciation and amortization	3,484	1,854	13,118	6,724
Total costs and expenses	295,759	213,900	1,058,480	774,596
Loss from operations	(31,001)	(22,868)	(114,195)	(121,036)
Interest income	2,247	2,274	7,447	4,149
Interest expense	(786)	(327)	(2,352)	(1,302)
Other (expense) income, net	(64)	1,092	(2,838)	5,213
Loss before provision for income taxes	(29,604)	(19,829)	(111,938)	(112,976)
Provision (benefit) for income taxes	5,417	(434)	5,902	1,043
Net loss	$(35,021)	$(19,395)	$(117,840)	$(114,019)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.19)	$(0.11)	$(0.65)	$(0.68)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	186,343,078	171,505,584	180,818,399	167,774,123

(1) Exclusive of depreciation and amortization, shown separately, above.
(2) Includes stock-based compensation expense, net. The consolidated financial statements for the twelve months ended December 31, 2022 include an adjustment of $4.4 million to stock-based compensation expense and additional paid-in capital, to correct for an error identified by management during the preparation of the financial statements for the three and six months ended June 30, 2022. This adjustment relates to the understatement of stock-based compensation expense during prior periods. Management has determined that this error was not material to the historical financial statements in any individual period or in the aggregate and did not result in the previously issued financial statements being materially misstated. Substantially all of the cumulative adjustment was related to share-based compensation for personnel who support our general and administrative functions and was recorded to 'General and administrative expenses' in the three months ended June 30, 2022.

REMITLY GLOBAL, INC.
Condensed Consolidated Balance Sheets
(unaudited)

	December 31,	December 31,
(in thousands)	2023	2022
Assets
Current assets
Cash and cash equivalents	$323,710	$300,635
Disbursement prefunding	195,848	158,055
Customer funds receivable, net	379,417	191,402
Prepaid expenses and other current assets	33,143	19,327
Total current assets	932,118	669,419
Property and equipment, net	16,010	11,546
Operating lease right-of-use assets	9,525	8,675
Goodwill	54,940	—
Intangible assets, net	16,642	—
Other noncurrent assets, net	7,071	6,313
Total assets	$1,036,306	$695,953
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$35,051	$6,794
Customer liabilities	177,473	111,075
Short-term debt	2,481	—
Accrued expenses and other current liabilities	145,802	87,752
Operating lease liabilities	6,032	3,521
Total current liabilities	366,839	209,142
Operating lease liabilities, noncurrent	4,477	5,674
Long-term debt	130,000	—
Other noncurrent liabilities	5,653	1,050
Total liabilities	$506,969	$215,866
Commitments and contingencies
Stockholders’ equity
Common stock	$19	$17
Additional paid-in capital	1,020,286	854,276
Accumulated other comprehensive income (loss)	335	(743)
Accumulated deficit	(491,303)	(373,463)
Total stockholders’ equity	529,337	480,087
Total liabilities and stockholders’ equity	$1,036,306	$695,953

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Year Ended December 31,
(in thousands)	2023	2022
Cash flows from operating activities
Net loss	$(117,840)	$(114,019)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,118	6,724
Stock-based compensation expense, net	136,967	95,293
Donation of common stock	4,600	1,972
Other	713	356
Changes in operating assets and liabilities:
Disbursement prefunding	(31,778)	(38,428)
Customer funds receivable	(183,422)	(126,942)
Prepaid expenses and other assets	(13,035)	(4,598)
Operating lease right-of-use assets	5,186	3,763
Accounts payable	27,559	5,535
Customer liabilities	61,718	42,979
Accrued expenses and other liabilities	47,357	22,782
Operating lease liabilities	(4,733)	(4,073)
Net cash used in operating activities	(53,590)	(108,656)
Cash flows from investing activities
Purchases of property and equipment	(2,857)	(3,679)
Capitalized internal-use software costs	(6,247)	(3,382)
Cash paid for acquisition, net of acquired cash, cash equivalents, and restricted cash	(40,933)	(248)
Net cash used in investing activities	(50,037)	(7,309)
Cash flows from financing activities
Proceeds from exercise of stock options	14,288	11,554
Proceeds from issuance of common stock in connection with ESPP(1)	6,132	3,516
Proceeds from revolving credit facility borrowings	764,000	—
Repayments of revolving credit facility borrowings	(634,000)	—
Taxes paid related to net share settlement of equity awards	(6,702)	(99)
Repayment of assumed indebtedness	(17,068)	(384)
Net cash provided by financing activities	126,650	14,587
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	1,272	(1,201)
Net increase (decrease) in cash, cash equivalents, and restricted cash	24,295	(102,579)
Cash, cash equivalents, and restricted cash at beginning of period	300,734	403,313
Cash, cash equivalents, and restricted cash at end of period	$325,029	$300,734
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$323,710	$300,635
Restricted cash included in prepaid expenses and other current assets	774	—
Restricted cash included in other noncurrent assets, net	545	99
Total cash, cash equivalents, and restricted cash	$325,029	$300,734

(1) Beginning with the fourth quarter of 2023, the Company changed the presentation of shares purchased under the Employee Stock Purchase Plan ("ESPP") to reflect an operating cash outflow for compensation paid to employees and a financing cash inflow for cash paid by employees in exchange for shares. Previously such activity was treated and disclosed as noncash activity in the amount of $3.5 million for the year ended December 31, 2022.

REMITLY GLOBAL, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation of net loss to Adjusted EBITDA:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2023	2022	2023	2022
Net loss	$(35,021)	$(19,395)	$(117,840)	$(114,019)
Add:
Interest (income) expense, net	(1,461)	(1,947)	(5,095)	(2,847)
Provision (benefit) for income taxes	5,417	(434)	5,902	1,043
Depreciation and amortization	3,484	1,854	13,118	6,724
Foreign exchange (gain) loss	(8)	(1,090)	2,603	(5,261)
Donation of common stock	—	—	4,600	1,972
Stock-based compensation expense, net	35,960	27,413	136,967	95,293
Acquisition, integration, restructuring, and related costs(1)	(193)	1,077	4,197	3,462
Adjusted EBITDA	$8,178	$7,478	$44,452	$(13,633)

(1) Acquisition, integration, restructuring, and related costs for the three and twelve months ended December 31, 2023 consists of expenses related to the acquisition and integration of Rewire (O.S.G.) Research and Development Ltd ("Rewire"), as well as restructuring charges incurred. Acquisition and integration expenses for the three and twelve months ended December 31, 2023 were $(0.2) million and $2.8 million, respectively. These acquisition and integration expenses primarily included the change in the fair value of the holdback liability of $(0.8) million and $1.1 million, respectively, and professional fees incurred for acquisition and integration costs of $0.6 million and $1.7 million, respectively. Restructuring charges incurred for the three months ended December 31, 2023 were immaterial. Restructuring charges incurred for the twelve months ended December 31, 2023 were $1.4 million. Acquisition, integration, restructuring, and related costs for the three and twelve months ended December 31, 2022 primarily represent expenses related to the acquisition of Rewire.

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2023	2022	2023	2022
Customer support and operations	$19,917	$19,239	$82,521	$68,106
Excluding: Stock-based compensation expense, net	394	220	1,404	816
Excluding: Acquisition, integration, restructuring, and related costs	—	—	739	—
Non-GAAP customer support and operations	$19,523	$19,019	$80,378	$67,290

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Marketing	$75,343	$43,163	$234,417	$170,970
Excluding: Stock-based compensation expense, net	3,930	3,363	16,165	10,512
Non-GAAP marketing	$71,413	$39,800	$218,252	$160,458

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Technology and development	$59,240	$42,883	$219,939	$138,719
Excluding: Stock-based compensation expense, net	19,920	15,461	74,967	46,420
Excluding: Acquisition, integration, restructuring, and related costs	700	—	1,224	—
Non-GAAP technology and development	$38,620	$27,422	$143,748	$92,299

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
General and administrative	$48,657	$34,895	$179,372	$131,250
Excluding: Stock-based compensation expense, net	11,716	8,369	44,431	37,545
Excluding: Donation of common stock	—	—	4,600	1,972
Excluding: Acquisition, integration, restructuring, and related costs	(893)	1,077	2,234	3,462
Non-GAAP general and administrative	$37,834	$25,449	$128,107	$88,271